Exhibit 99.1

Summit Hotel Properties Files First Form 10-K

Completes $30 Million Short-term Unsecured Facility; Expects to Close $100 Million Line of Credit in Early April

SIOUX FALLS, S.D.--(BUSINESS WIRE)--April 1, 2011--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”), a publicly traded real estate investment trust specializing in acquiring and owning premium-branded upscale and upper-midscale hotels, today announced that the Company and Summit Hotel OP, LP have filed an Annual Report on Form 10-K for the year ended December 31, 2010. The Company completed its initial public offering (“IPO”) on February 14, 2011, and the financial and operating results included in the Annual Report on Form 10-K relate primarily to the Company’s predecessor, Summit Hotel Properties, LLC (the “Predecessor”).

“The prospectus for our IPO contained historical and pro forma results through the third quarter of 2010 for our predecessor company,” said Dan Hansen, Summit’s President and Chief Executive Officer. “The full year 2010 results for our predecessor included in the Form 10-K and the pro forma information accompanying this release should provide a meaningful baseline for future comparison purposes and allow our stockholders and the investment community to better understand our Company.”

2010 Results Highlights of the Predecessor, Summit Hotel Properties, LLC

  Total revenues for 65 owned hotels of $135.6 million, up 11.9 percent over 2009.
  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $32.8 million, an increase of 25.7% over 2009.
  EBITDA margin of 24.2% was a 12.3% improvement over 2009.
  Adjusted EBITDA of $39.3 million, up 22.4% over 2009.
  EBITDA and Adjusted EBITDA for 2010 do not reflect approximately $1.1 million of non-recurring expenses relating to the IPO.

Pro Forma Operating Results for 2009 and 2010 of the Company, Summit Hotel Properties, Inc.

Historical financial information for the Predecessor and pro forma financial information for the Company accompanies this press release. Please review the explanatory notes and text accompanying the pro forma financial information, which discuss the pro forma assumptions and adjustments.

On a pro forma basis, after giving effect to its IPO and concurrent private placement and the application of their net proceeds and the other adjustments described in the accompanying materials:

  Total revenues for 2010 from the 65 hotels were approximately $135.6 million, up 11.9 percent over 2009.
  Net loss for 2010 was approximately $11.7 million, an improvement of approximately $3.3 million over 2009.
  Funds from Operations (“FFO”) were approximately $15.3 million and Adjusted FFO was approximately $22.9 million for 2010, increases of approximately 88.9% and 29.0%, respectively, over 2009.
  EBITDA of approximately $26.5 million and Adjusted EBITDA of approximately $33.0 million for 2010, increases of approximately 48.0%. and 29.7%, respectively, over 2009.

The Company classifies the 65 hotels in its initial portfolio as “seasoned” (46 hotels) and “unseasoned” (19 hotels) and intends to continue to provide operating results of each of these groups throughout 2011. The 19 unseasoned hotels were either built after January 1, 2007 or experienced a brand conversion since January 1, 2008.

For the year ended December 31, 2010, revenue per available room (“RevPAR”) for the portfolio as a whole (65 hotels) increased to $55.80, or 3.1 percent over the prior year, driven primarily by the unseasoned hotels’ RevPAR increase to $55.06, or 13.6 percent over the prior year. The seasoned hotels experienced a decline in RevPAR to $56.22, or (0.7) percent from the prior year.

For the year ended December 31, 2010, the weighted-average RevPAR penetration level for the portfolio as a whole increased to 108.4% from 101.5% for the prior year, again driven primarily by the performance of the unseasoned hotels, whose weighted-average RevPAR penetration level increased to 92.5% from 77.6% for the prior year. The seasoned hotels increased their weighted-average RevPAR penetration levels to 117.4% from 115.0% for the prior year. Please see the accompanying materials for more information relating to the seasoned and unseasoned hotels and the RevPAR penetration index.

“Our unseasoned hotels, properties recently built or rebranded or repositioned, had RevPAR penetration of 92.5 percent,” Mr. Hansen said. “We expect these unseasoned hotels to continue improving their RevPAR penetration levels and look for them ultimately to attain levels in line with those of our seasoned hotels.”

“The transition of management of our hotels to Interstate Hotels & Resorts, the nation’s largest hotel management company, in connection with our IPO, went smoothly,” Mr. Hansen continued. “There were essentially no changes at the management level, so the transfer was seamless, as planned, to both our guests and employees. We already are seeing improved economies of scale due to Interstate’s added buying power.”

“Since completing our IPO and transferring hotel management to Interstate, we have gained time to strategically review and oversee each property and have shifted our focus from day-to-day operations to aggressive asset management,” Mr. Hansen added. “We expect to invest approximately $20 million in capital improvements at our hotels over the next 18 months so that our properties remain highly competitive.”

Real Estate Transactions

Earlier this week, Summit disclosed that it had signed purchase agreements to acquire three hotels for an aggregate purchase price of approximately $24.3 million. “These will be the first additions to our portfolio since the IPO, and their acquisition is in line with our strategy of acquiring premium-branded, upscale and upper-midscale segments in markets where we can cluster properties to achieve greater operational efficiencies,” Mr. Hansen said. “We expect to close these acquisitions in late April and anticipate that the three hotels will be immediately accretive to earnings. Our pipeline is quite robust.”

Balance Sheet

The Predecessor had approximately $420.4 million in mortgage debt on all of its 65 properties at December 31, 2010. The Company used net proceeds of the IPO and concurrent private placement to reduce the debt to approximately $197.1 million, with a weighted-average interest rate of approximately 5.2 percent. A $12.6 million loan matures in the third quarter of 2011 which the Company currently is negotiating to refinance. As of March 31, 2011, the outstanding principal amount of the Company’s consolidated net indebtedness was approximately 35% of the sum of the Company’s equity market capitalization and consolidated net indebtedness.

“Our goal is to remain prudently leveraged, to limit the outstanding principal amount of our consolidated net indebtedness to not more than 50% of the sum of our equity market capitalization and consolidated net indebtedness,” said Stuart Becker, Summit’s Executive Vice President and Chief Financial Officer. “We are completing negotiations on a $100 million line of credit, which we expect to have in place by early April. We intend to use the proceeds for acquisitions and for other corporate purposes.” Mr. Becker added, “In the meantime, we have arranged a $30 million unsecured credit facility to fund near-term acquisitions and for other corporate purposes until the $100 million line of credit is completed.”

Outlook

“Our year-over-year RevPAR growth for the entire portfolio is running at 9.0 percent through February 2011, with the unseasoned hotels up 18.2 percent and the seasoned hotels up 4.2 percent. We continue to focus on several key areas, including increasing average daily rate, increasing margins and accretive acquisitions. In general, our markets have stabilized or are improving and our strategies and structure are in place and operating well,” said Mr. Becker.

Earnings Conference Call

Summit will hold a conference call to discuss the Form 10-K and the information accompanying this press release on April 1, 2011 at 9:00 a.m. ET. Stockholders and other interested parties may join the call by dialing 866-543-6408, reference number 90519685, or may join a simultaneous webcast of the conference call on the Internet by logging on through the Investor Relations page of Summit’s website, www.shpreit.com. A recording of the conference call will be available by telephone until midnight on April 14, 2011, by dialing 888-286-8010, reference number 89576998. A replay of the conference call webcast will be posted on Summit’s website through April 14, 2011.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused exclusively on acquiring and owning premium-branded limited-service and select-service hotels in the upscale and midscale without food and beverage segments of the lodging industry. As of March 30, 2011, the Company’s portfolio consisted of 65 hotels with a total of 6,533 guestrooms located in 19 states. Additional information about Summit may be found at the our website at www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy and room demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

All information in this release is as of March 31, 2011. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

(Predecessor)
SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

ASSETS	2010	2009

CURRENT ASSETS
Cash and cash equivalents	$7,977,418	$8,239,225
Restricted cash	1,192,131	1,755,053
Trade receivables	2,665,076	2,608,198
Receivable due from affiliate	4,620,059	-
Prepaid expenses and other	1,738,645	1,416,480
Total current assets	18,193,329	14,018,956

PROPERTY AND EQUIPMENT, NET	466,010,777	482,767,601

OTHER ASSETS
Deferred charges and other assets, net	4,051,295	4,828,185
Land held for sale	-	12,226,320
Other noncurrent assets	4,011,992	4,074,179
Restricted cash	741,137	331,190
Total other assets	8,804,424	21,459,874

TOTAL ASSETS	$493,008,530	$518,246,431

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$147,612,930	$134,370,900
Lines of credit	19,601,215	21,457,943
Accounts payable	864,560	1,088,265
Related party accounts payable	771,066	494,248
Accrued expenses	11,092,131	9,182,013
Total current liabilities	179,941,902	166,593,369

LONG-TERM DEBT, NET OF CURRENT PORTION	253,223,062	270,353,750

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Class A, 1,166.62 units issued and outstanding	50,838,540	59,961,958
Class A-1, 437.83 units issued and outstanding	32,554,188	34,244,056
Class B, 81.36 units issued and outstanding	262,669	1,804,718
Class C, 173.60 units issued and outstanding	(22,187,368)	(13,086,957)
Total Summit Hotel Properties, LLC members' equity	61,468,029	82,923,775
Noncontrolling interest	(1,624,463)	(1,624,463)
Total equity	59,843,566	81,299,312

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$493,008,530	$518,246,431

(Predecessor)
SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
REVENUES
Room revenues	$133,069,346	$118,959,822	$132,796,698
Other hotel operations revenues	2,565,723	2,239,914	2,310,764
	135,635,069	121,199,736	135,107,462

COSTS AND EXPENSES
Direct hotel operations	47,210,056	42,070,893	42,380,950
Other hotel operating expenses	18,960,775	16,986,818	15,186,138
General, selling and administrative	25,379,942	24,017,471	25,993,091
Repairs and maintenance	4,718,561	6,151,474	8,008,854
Depreciation and amortization	27,250,778	23,971,118	22,307,426
Loss on impairment of assets	6,475,684	7,505,836	-
	129,995,796	120,703,610	113,876,459

INCOME FROM OPERATIONS	5,639,273	496,126	21,231,003

OTHER INCOME (EXPENSE)
Interest income	47,483	49,805	194,687
Interest (expense)	(26,362,265)	(18,320,736)	(17,025,180)
Gain (loss) on disposal of assets	(42,813)	(4,335)	(389,820)
	(26,357,595)	(18,275,266)	(17,220,313)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(20,718,322)	(17,779,140)	4,010,690

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	1,464,808	10,278,595

NET INCOME (LOSS) BEFORE INCOME TAXES	(20,718,322)	(16,314,332)	14,289,285

STATE INCOME TAX (EXPENSE)	(202,163)	-	(826,300)

NET INCOME (LOSS)	(20,920,485)	(16,314,332)	13,462,985

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-	384,269

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, LLC	$(20,920,485)	$(16,314,332)	$13,078,716

BASIC AND DILUTED EARNINGS PER $100,000 CAPITAL UNIT	$(11,251)	$(9,392)	$8,412

WEIGHTED-AVERAGE NUMBER OF UNITS OUTSTANDING FOR CALCULATION OF BASIC AND DILUTED EARNINGS PER CAPITAL UNIT (based on $100,000 investment)	1,859	1,737	1,555

(Predecessor)
SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008

Statement of Operations Data: (dollars in thousands)

Funds from Operations:
Net income (loss)	$(20,920)	$(16,314)	$13,463
Depreciation and amortization	27,251	24,125	23,028
(Gain) on disposition of assets	-	(1,297)	(8,605)
Funds from Operations	$6,331	$6,514	$27,886
Adjustments:
Hotel property acquisition costs	367	1,389	1,571
Loss on impairment of assets	6,476	7,506	-
Adjusted Funds from Operations (AFFO)	$13,174	$15,409	$29,457

EBITDA:
Net income (loss)	$(20,920)	$(16,314)	$13,463
Depreciation and amortization	27,251	24,125	23,028
Interest Expense	26,362	18,321	17,025
Interest Income	(47)	(50)	(195)
Income taxes	202	-	826
EBITDA	$32,848	$26,082	$54,147
Adjustments:
Loss on impairment of assets	6,476	7,506	-
Discontinued Operations	-	(1,465)	(10,278)
Adjusted EBITDA	$39,324	$32,123	$43,869

See “Non-GAAP Financial Measures” following unaudited pro forma condensed consolidated statement of operations of Summit Hotel Properties, Inc.

Our selected unaudited pro forma balance sheet data and statements of operation and other operating data is presented to reflect: (1) the sale of 26,000,000 shares of our common stock in our IPO at $9.75 per share and the sale of 1,274,000 shares of our common stock in the concurrent private placement at a price of $9.0675 per share for approximately $240.0 million of net proceeds, after the deduction of the underwriting discount on the shares sold in our IPO and the payment by us of approximately $7.3 million of expenses related to our IPO, the concurrent private placement and the formation transactions; (2) the merger of our predecessor with and into our operating partnership, with our predecessor as the acquirer for accounting purposes, and the issuance by our operating partnership of an aggregate of 9,993,992 Common Units to the Class A, Class A-1, Class B and Class C members of our predecessor in exchange for their membership interests in our predecessor; (3) the contribution to our operating partnership of the Class B and Class C membership interests in Summit of Scottsdale held by The Summit Group and an unaffiliated third-party investor in exchange for an aggregate of 106,008 Common Units; (4) the contribution of the net proceeds of our IPO and the concurrent private placement to our operating partnership in exchange for Common Units that represent an approximate 73.0% partnership interest in our operating partnership, including the sole general partnership interest; (5) the repayment or extinguishment of approximately $223.8 million of outstanding indebtedness and the payment of estimated costs and expenses of approximately $3.2 million in connection with the retirement of this indebtedness; and (6) the grant upon completion of our IPO of an aggregate of 4,000 shares of common stock to our independent directors and options to purchase an aggregate of 940,000 shares of common stock to Messrs. Boekelheide, Hansen, Aniszewski, Becker and Bertucci pursuant to the 2011 Equity Incentive Plan.

SUMMIT HOTEL PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 31, 2010

	Historical Summit Hotel Properties, LLC (A)	Reclassification Adjustment	Reclassified Subtotal		Offering (C)	Proforma Adjustments (D)			Proforma Summit Hotel Properties, Inc.

ASSETS		(dollars in thousands)
Cash and cash equivalents	$7,977		$7,977		$238,427	(235,535)	(1	)(2)(6)	$10,869
Restricted cash	1,192	741	1,933	(B)					1,933
Trade receivables	2,665		2,665						2,665
Prepaid expenses and other	6,360		6,360						6,360
Property and equipment, net	466,011		466,011						466,011
Deferred charges and other assets, net	4,051		4,051			(385)	(3)		3,666
Land held for sale	-		-						-
Other assets	4,012		4,012						4,012
Restricted cash	741	(741)	-	(B)					-

TOTAL ASSETS	$493,009		$493,009						$495,516

LIABILITIES AND MEMBERS'/STOCKHOLDERS' EQUITY

Current portion of long-term debt	$147,613	$(147,613)	$-	(B)					$-
Lines of credit	19,601	(19,601)	-	(B)					-
Accounts payable	865		865						865
Related party accounts payable	771		771						771
Accrued expenses	11,092		11,092						11,092
Mortgages and notes payable	253,223	167,214	420,437	(B)		(223,559)	(1)		196,878

Total Liabilities	433,165		433,165						209,606

MEMBERS'/STOCKHOLDERS' EQUITY
Members' equity	61,468		61,468			(61,468)	(4)		-
Stockholders' equity	-		-		238,427	(4,078)	(1	)(3)(5)(6)	234,349
Noncontrolling interest	(1,624)		(1,624)			53,185	(4)		51,561
Total members'/stockholders' equity	59,844		59,844						285,910

TOTAL LIABILITIES AND MEMBERS'/STOCKHOLDERS' EQUITY	$493,009		$493,009						$495,516

For all footnotes, see Footnotes section following the financial statements of this release.

SUMMIT HOTEL PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
SUMMARY

	2010	2009
	(dollars in thousands)
REVENUE
Room revenues	$ 133,069	$ 118,960
Other hotel operations revenues	2,566	2,240
Total Revenue	135,635	121,200

EXPENSES
Hotel operating expenses
Rooms	41,129	36,720
Other direct/controllable	17,692	18,048
Other indirect	37,401	33,540
Other	615	681
Total hotel operating expenses	96,837	88,989
Depreciation and amortization	27,017	23,088
Corporate G&A	4,645	4,645
Equity based compensation	737	737
Hotel property acquisition costs	367	1,389
Loss on impairment of assets	6,476	7,506
Total Expenses	136,079	126,354

INCOME FROM OPERATIONS	(444)	(5,154)

OTHER INCOME (EXPENSE)
Interest income	47	50
Interest (expense)	(10,346)	(9,052)
Gain (loss) on disposal of assets	(42)	(4)
Total Other Income	(10,341)	(9,006)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(10,785)	(14,160)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(10,785)	(14,160)

STATE INCOME TAX (EXPENSE)	(950)	(840)

NET INCOME (LOSS)	$ (11,735)	$ (15,000)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(3,168)	(4,050)

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, INC.	$ (8,543)	$ (10,950)

SUMMIT HOTEL PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	Historical Summit Hotel Properties, LLC (A)	Reclassification Adjustments (B)		Reclassified Subtotal	Pro Forma Adjustments		Pro Forma Summit Hotel Properties, Inc.
	(dollars in thousands, except per-share data)

REVENUE
Room revenues	$133,069			$133,069			$133,069
Other hotel operations revenues	2,566			2,566			2,566
Total Revenue	135,635			135,635			135,635

EXPENSES
Hotel operating expenses
Direct hotel operations	47,210	(47,210	) (1)	-			-
Other hotel operating expenses	18,961	(18,961	) (2)	-			-
General, selling and administrative	25,380	(25,380	) (3)	-			-
Repairs and maintenance	4,718	(4,718	) (4)	-			-
Rooms	-	41,129	(1)	41,129			41,129
Other direct/controllable	-	17,692	(2)(3)(4)	17,692			17,692
Other indirect	-	36,466	(1)(2)(3)(5)	36,466	935	(C)	37,401
Other	-	615	(3)	615			615
Total hotel operating expenses	96,269			95,902			96,837
Depreciation and amortization	27,251			27,251	(234)	(D)	27,017
Salaries and other compensation				-	2,805	(E)	2,805
Other					1,840	(F)	1,840
Equity based compensation				-	737	(E)	737
Hotel property acquisition costs	-	367	(5)	367			367
Loss on impairment of assets	6,476			6,476			6,476
Total Expenses	129,996			129,996			136,078

INCOME FROM OPERATIONS	5,639			5,639			(443)

OTHER INCOME (EXPENSE)
Interest income	47			47			47
Interest (expense)	(26,362)			(26,362)	16,016	(G)	(10,346)
Gain (loss) on disposal of assets	(42)			(42)			(42)
Total Other Income	(26,357)			(26,357)			(10,341)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(20,718)			(20,718)			(10,784)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-			-			-

NET INCOME (LOSS) BEFORE INCOME TAXES	(20,718)			(20,718)			(10,784)

STATE INCOME TAX (EXPENSE)	(202)			(202)	(748)	(H)	(950)

NET INCOME (LOSS)	$(20,920)			$(20,920)			$(11,734)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST							(3,168)

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, INC							$(8,566)

Basic pro forma net income (loss) per common share							$(0.31)
Diluted pro forma net income (loss) per common share							$(0.31)
Pro forma weighted-average number of shares Outstanding							27,278,000
Pro forma weighted-average number of common shares and potential dilutive securities							27,278,000

SUMMIT HOTEL PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical Summit Hotel Properties, LLC (A)	Reclassification Adjustments (B)		Reclassified Subtotal	Pro Forma Adjustments		Pro Forma Summit Hotel Properties, Inc.
	(dollars in thousands, except per-share data)
REVENUE
Room revenues	$118,960			$118,960			$118,960
Other hotel operations revenues	2,240			2,240			2,240
Total Revenue	121,200			121,200			121,200

EXPENSES
Hotel operating expenses
Direct hotel operations	42,071	(42,071)	(1)	-			-
Other hotel operating expenses	16,987	(16,987)	(2)	-			-
General, selling and administrative	24,017	(24,017)	(3)	-			-
Repairs and maintenance	6,152	(6,152)	(4)	-			-
Rooms	-	6,720	(1)	36,720			36,720
Other direct/controllable	-	18,048	(2)(3)(4)	18,048			18,048
Other indirect	-	32,389	(1)(2)(3)(5)	32,389	1,151	(C)	33,540
Other	-	681	(3)	681			681
Total hotel operating expenses	89,227			87,838			88,989
Depreciation and amortization	23,971			23,971	(883)	(D)	23,088
Salaries and other compensation				-	2,805	(E)	2,805
Other					1,840	(F)	1,840
Equity based compensation				-	737	(E)	737
Hotel property acquisition costs	-	1,389	(5)	1,389			1,389
Loss on impairment of assets	7,506			7,506			7,506
Total Expenses	120,704			120,704			126,354

INCOME FROM OPERATIONS	496			496			(5,154)

OTHER INCOME (EXPENSE)
Interest income	50			50			50
Interest (expense)	(18,321)			(18,321)	9,269	(G)	(9,052)
Gain (loss) on disposal of assets	(4)			(4)			(4)
Total Other Income	(18,275)			(18,275)			(9,006)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(17,779)			(17,779)			(14,160)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,465			1,465	(1,465)	(H)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(16,314)			(16,314)			(14,160)

STATE INCOME TAX (EXPENSE)	-			-	(840)	(I)	(840)

NET INCOME (LOSS)	$(16,314)			$(16,314)			$(15,000)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST							(4,050)

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, INC.							$(10,950)

Basic pro forma net income (loss) per common Share							$(0.40)
Diluted pro forma net income (loss) per common share							$(0.40)
Pro forma weighted-average number of shares outstanding							27,278,000
Pro forma weighted-average number of common shares and potential dilutive securities							27,278,000

Non-GAAP Financial Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to shares of common stock and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

FFO and AFFO are non-GAAP financial measures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

The Company also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

  adding back non-cash stock expense;
  adding back non-cash impairment expenses; and
  adding back acquisition and terminated transaction expenses.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. In addition, AFFO further adjusts AFFO to exclude the effects of other non-cash expenses and adds back non-recurring acquisition and terminated transaction expenses, which we believe provides an appropriate measure of our ongoing operating performance. We present FFO and AFFO applicable to shares of common stock and Common Units because our Common Units will be redeemable for shares of common stock. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all shares of common stock and Common Units.

The following table reconciles pro forma FFO and AFFO for the periods presented to the most directly comparable pro forma GAAP measure, net income (loss) applicable to shares of common stock, for the same periods:

	Year Ended December 31,
	2010	2009
Pro Forma Net income (loss)	$(11,734)	$(15,000)
Pro Forma Depreciation and amortization	27,017	23,088
Pro Forma Funds from Operations	$15,282	$8,088
Adjustments:
Pro Forma Non-cash share-based compensation	737	737
Pro Forma Hotel property acquisition costs	367	1,389
Pro Forma Loss on impairment of assets	6,476	7,506
Pro Forma Adjusted Funds from Operations (AFFO)	$22,862	$17,720

EBITDA and Adjusted EBITDA

Earnings before interest, taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA are non-GAAP financial measures. Adjusted EBITDA further adjusts EBITDA to exclude the effects of loss on impairment of assets, which is a non-cash expense. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes EBITDA and Adjusted EBITDA to be meaningful measures of a REIT's performance because it is widely followed by industry analysts, lenders and investors and should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

The following table reconciles pro forma EBITDA and pro forma Adjusted EBITDA to the most directly comparable pro forma GAAP measure, net income (loss) applicable to shares of common stock, for the same periods:

	Year Ended December 31,
	2010	2009
Pro Forma Net income (loss)	$(11,734)	$(15,000)
Pro Forma Depreciation and amortization	27,017	23,088
Pro Forma Interest Expense	10,346	9,052
Pro Forma Interest Income	(47)	(50)
Pro Forma Income taxes	950	840
Pro Forma EBITDA	$26,531	$17,930
Adjustments:
Pro Forma Loss on impairment of assets	6,476	7,506
Pro Forma Adjusted EBITDA	$33,007	$25,436

SUMMIT HOTEL PROPERTIES, INC.
NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER-SHARE AND COMMON UNIT DATA)

1.	Basis of Presentation

	The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect:

	(i)		the contribution of the net proceeds of the initial public offering (the “IPO”) of Summit Hotel Properties, Inc. (the “Company”) and a concurrent private placement in an amount of approximately $238,427, after the payment of the underwriting discount and after the payment of costs and expenses relating to the IPO, the concurrent private placement and the transactions described in (ii) and (iii) below (the “formation transactions”) of approximately $26,625 in exchange for units of limited partnership interest in the Operating Partnership (“Common Units”) that represent an approximate 73.0% partnership interest in the Operating Partnership, including the sole general partnership interest;

	(ii)		the contribution to Summit Hotel OP, LP (the “Operating Partnership”) of the Class B and Class C membership interests in Summit Group of Scottsdale, Arizona, LLC (“Summit of Scottsdale”) held by The Summit Group, Inc. (“The Summit Group”) and an unaffiliated third-party investor in exchange for an aggregate of 106,008 Common Units; and

	(iii)		the merger of Summit Hotel Properties, LLC (the “Predecessor”) with and into the Operating Partnership, with the Predecessor as the acquiror for accounting purposes, and the issuance by the Operating Partnership of an aggregate of 9,993,992 Common Units to the former Class A, Class A-1, Class B and Class C members of the Predecessor in exchange for their membership interests in the Predecessor; and

	(iv)		the repayment of approximately $223,559 of outstanding indebtedness and the payment of estimated costs and expenses of approximately $3,693 recognized in connection with the retirement of this indebtedness.

			Following completion of the merger, the historical consolidated financial statements of the Predecessor became the historical consolidated financial statements of the Company, and the assets and liabilities of the Company were recorded at their respective historical carrying values as of the date of completion of the merger.

			The unaudited pro forma balance sheet assumes each of these transactions occurred on December 31, 2010. The unaudited pro forma statements of operations and other operating data assumes each of these transactions occurred on January 1, 2009. The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on December 31, 2010, nor does it purport to represent the future financial position of the Company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2009, nor does it purport to represent the future results of operations of the Company. In the opinion of management of the Company, all material adjustments to reflect the effects of the preceding transactions have been made.

2.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010:

	(A)		Represents the Predecessor’s audited condensed consolidated balance sheet as of December 31, 2010.

	(B)		Reflects the following adjustments to reclassify certain prior period amounts in the Predecessor’s historical balance sheet to the Company’s intended presentation:

			-- To reclassify restricted cash (current and noncurrent) into one account.

			-- To reclassify current maturities and notes payable into one account.

	(C)		Reflects the issuance of shares of common stock of the Company:

			Sale of 26,000,000 shares of common stock at an IPO price of $9.75 per share	$253,500
			Underwriting discount	(17,745)
			Sale of 1,274,000 shares of common stock at a private placement price of $9.0675 per share	11,552
			Legal, accounting and other costs and expenses relating to the offering, the concurrent private placement and the formation transactions	(8,880)
			Net proceeds	$238,427

	(D)	(1)	Reflects the retirement of outstanding indebtedness being repaid with net proceeds from the Company’s IPO and concurrent private placement:

			First National Bank of Omaha/Acquisition Line of Credit	$19,519
			First National Bank of Omaha/Line of Credit Pool One	18,692
			Lehman Brothers Bank	76,794
			Marshall & Ilsley Bank	21,376
			Fortress Credit Corp.	87,178
			Use of proceeds	$223,559

		(2)	Reflects the payment, immediately prior to the merger, of priority distributions in the amount of approximately $8,283 to the Predecessor’s Class A and Class A-1 members accrued but unpaid through August 31, 2010, pursuant to the terms of the merger agreement between the Predecessor and the Operating Partnership.

		(3)	Reflects the write-off of deferred financing costs of approximately $385 associated with the retirement of certain indebtedness being repaid with net proceeds from the Company’s IPO and concurrent private placement. These expenditures will be a use of proceeds and are also included as an adjustment to stockholders’ equity.

		(4)	Reflects the reclassification of members’ equity of the Predecessor and the noncontrolling interests of the Predecessor into noncontrolling interests in the Operating Partnership attributable to the issuance of the 10,100,000 Common Units being issued in the merger and the other formation transactions.

		(5)	Reflects the effects of the issuance of 4,000 shares of the Company’s common stock to its independent directors upon completion of the Company’s IPO.

		(6)	Reflects prepayment penalties and other fees of approximately $3,693 related to the retirement of certain indebtedness being repaid with net proceeds from the Company’s initial public offering and concurrent private placement.

3.	Adjustments to the Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010:

	(A)		Represents the Predecessor’s unaudited condensed consolidated statement of operations for the year ended December 31, 2010.

	(B)		Reflects the following adjustments to reclassify certain prior period amounts in the Predecessor’s historical statement of operations to the Company’s intended presentation:

		(1)	To reclassify (a) $41,129 of direct hotel operations expense (wages, payroll taxes and benefits, linens, cleaning and guestroom supplies and complimentary breakfast) as rooms expense; and (b) $6,081 of direct hotel operations expense (franchise royalties) as other indirect expense.

		(2)	To reclassify (a) $8,465 of other hotel operating expense (utilities and telephone) as other direct expense; and (b) $10,496 of other hotel operating expense (property taxes, insurance and cable) as other indirect expense.

		(3)	To reclassify (a) $4,509 of general, selling and administrative expense (office supplies, advertising, miscellaneous operating expenses and bad debt expense) as other direct expenses; (b) $20,256 of general, selling and administrative expense (credit card/travel agent commissions, management company expense, management company legal and accounting fees and franchise fees) as other indirect expenses; and (c) $615 of general, selling and administrative expense (ground rent and other expense) as other expense.

		(4)	To reclassify $4,718 of repairs and maintenance expense as other direct expenses.

		(5)	To reclassify $367 of other indirect expense (hotel startup costs) as hotel property acquisition costs.

	(C)		Reflects the elimination of accounting and management expense historically paid to The Summit Group under hotel management agreements and an adjustment to other indirect expense to reflect contractual payments under the new hotel management agreement entered into by the Company’s TRS lessees with Interstate upon completion of the Company’s IPO.

			Historical accounting expense reimbursement	$(651)
			Historical management expense reimbursement	(3,617)
			Historical amounts paid to The Summit Group	(4,268)
			Base management fee under new hotel management agreement	4,068
			Accounting expense reimbursement under new hotel management agreement	1,133
			Incentive management fee payable under new hotel management agreement	--
			Amounts payable to Interstate under new hotel management agreement	$935

	(D)		Reflects the elimination of $234 of deferred financing cost amortization expense related to indebtedness being repaid with net proceeds from the Company’s IPO and concurrent private placement.

	(E)		Reflects the expected increase in general and administrative expenses as a result of becoming a publicly traded company. These expenses include, but are not limited to, incremental salaries, fees paid to the Company’s independent directors, directors’ and officers’ insurance and other compliance costs.

	(F)		Reflects $737 of expense associated with the grant of an aggregate of 4,000 shares of common stock to the Company’s independent directors upon completion of the IPO and the grant of options to purchase an aggregate of 940,000 shares of common stock to the Company’s named executive officers upon completion of the IPO. The Company calculated the grant date fair value of the stock options granted to certain executive officers upon completion of the Company’s IPO using a Black-Scholes option-pricing model. The stock options will vest ratably over a five-year period beginning on the first anniversary of the date of grant and have an exercise price equal to the per-share IPO price of the Company’s common stock. The assumptions used in the fair value determination of the stock options granted to the Company’s named executive officers are summarized as follows: (1) risk-free interest rate of 3.35% based on the 10-year U.S. Treasury rate as of January 14, 2011; (2) expected volatility of 61.20% based on an analysis of a peer group of comparable entities; (3) expected dividend yield of 4.6%; (4) weighted-average expected life of 5 years; and (5) exercise price equal to the IPO price. The weighted-average grant date fair value of each stock option granted to certain executive officers was $3.71.

	(G)		Reflects a reduction of an aggregate of $16,016 in interest expense as a result of the repayment of indebtedness with net proceeds of the Company’s IPO.

	(H)		Reflects the adjustment to recognize income tax expense on the taxable income of Summit TRS, the Company’s taxable REIT subsidiary upon completion of the Company’s IPO, assuming the Company had elected REIT status and the TRS leases were in place as of January 1, 2009.

4.	Adjustments to the Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009:

	(A)		Represents the Predecessor’s audited consolidated statement of operations for the year ended December 31, 2009.

	(B)		Reflects the following adjustments to reclassify certain prior period amounts in the Predecessor’s historical statement of operations to the Company’s intended presentation:

		(1)	To reclassify (a) $36,720 of direct hotel operations expense (wages, payroll taxes and benefits, linens, cleaning and guestroom supplies and complimentary breakfast) as rooms expense; and (b) $5,351 of direct hotel operations expense (franchise royalties) as other indirect expense.

		(2)	To reclassify (a) $7,642 of other hotel operating expense (utilities and telephone) as other direct expense; and (b) $9,345 of other hotel operating expense (property taxes, insurance and cable) as other indirect expense.

		(3)	To reclassify (a) $4,254 of general, selling and administrative expense (office supplies, advertising, miscellaneous operating expenses and bad debt expense) as other direct expenses; (b) $19,082 of general, selling and administrative expense (credit card/travel agent commissions, management company expenses, management company legal and accounting fees and franchise fees) as other indirect expenses; and (c) $681 of general, selling and administrative expense (ground rent and other expense) as other expense.

		(4)	To reclassify $6,152 of repairs and maintenance expense as other direct expenses.

		(5)	To reclassify $1,389 of other indirect expense (hotel startup costs) as hotel property acquisition costs.

	(C)		Reflects the elimination of accounting and management expense historically paid to The Summit Group under hotel management agreements and an adjustment to other indirect expense to reflect contractual payments under the new hotel management agreement entered into by the Company’s TRS lessees with Interstate upon completion of the IPO.

			Historical accounting expense reimbursement	$(589)
			Historical management expense reimbursement	(3,029)
			Historical amounts paid to The Summit Group	(6,618)
			Base management fee under new hotel management agreement	3,636
			Accounting expense reimbursement under new hotel management agreement	1,133
			Incentive management fee payable under new hotel management agreement	––
			Amounts payable to Interstate under new hotel management agreement	$1,151

	(D)		Reflects the elimination of $883 of deferred financing cost amortization expense related to indebtedness being repaid with net proceeds from the Company’s IPO and concurrent private placement.

	(E)		Reflects the expected increase in general and administrative expenses as a result of becoming a publicly traded company. These expenses include, but are not limited to, incremental salaries, fees paid to the Company’s independent directors, directors’ and officers’ insurance and other compliance costs.

	(F)		Reflects $737 of expense associated with the grant of an aggregate of 4,000 shares of common stock to the Company’s independent directors upon completion of the IPO and the grant of options to purchase an aggregate of 940,000 shares of common stock to the Company’s named executive officers upon completion of the IPO. The Company calculated the grant date fair value of the stock options granted to the Company’s named executive officers upon completion of the Company’s IPO using a Black-Scholes option-pricing model. The stock options will vest ratably over a five-year period beginning on the first anniversary of the date of grant and have an exercise price equal to the per-share IPO price of the Company’s common stock. The assumptions used in the fair value determination of the stock options granted to certain executive officers are summarized as follows: (1) risk-free interest rate of 3.35% based on the 10-year U.S. Treasury rate as of January 14, 2011; (2) expected volatility of 61.20% based on an analysis of a peer group of comparable entities; (3) expected dividend yield of 4.6%; (4) weighted-average expected life of 5 years; and (5) exercise price equal to the IPO price. The weighted-average grant date fair value of each stock option granted to certain executive officers was $3.71.

	(G)		Reflects a reduction of an aggregate of $9,269 in interest expense as a result of the repayment of indebtedness with net proceeds of the Company’s IPO and concurrent private placement.

	(H)		To remove income from discontinued operations of $1,465 included in the Predecessor’s statement of operations for the year ended December 31, 2009.

	(I)		Reflects the adjustment to recognize income tax expense on the taxable income of Summit TRS, the Company’s taxable REIT subsidiary upon completion of the Company’s IPO, assuming the Company had elected REIT status and the TRS leases were in place as of January 1, 2009.

OPERATING STATISTICS - REVENUE
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
Revenue
The following tables set forth key operating metrics for our total portfolio, our seasoned portfolio, our unseasoned portfolio and our same-store portfolio for the years ended December 31, 2010 and 2009 (dollars in thousands, except ADR and RevPAR). During these periods, 63 of the hotels were owned by Summit Hotel Properties, LLC, our predecessor, two hotels were owned by Summit of Scottsdale and all the hotels were managed by The Summit Group, Inc.:

	Year Ended December 31, 2010
	Total Revenue	Total Expenses	Occupancy	ADR	RevPAR
Total (65 hotels)	$135,635	$129,996	63.7%	$87.59	$55.80
Seasoned (46 hotels)(1)	$86.812	$71,196	64.1%	$87.75	$56.22
Unseasoned (19 hotels)(2)	$48,823	$58,800	63.1%	$87.29	$55.06
Same-store (60 hotels)(3)	$122,344	$106,855	64.1%	$88.25	$56.53

(1) Excludes hotels that were reclassified to discontinued operations during 2009.

(2) Unseasoned hotels are hotels that were built after January 1, 2007 or experienced a brand conversion since January 1, 2008

(3) Includes seasoned and unseasoned hotels that were owned during all of 2010 and 2009, but excludes hotels that were reclassified to discontinued operations during 2009.

	Year Ended December 31, 2009
	Total Revenue	Total Expenses	Occupancy	ADR	RevPAR
Total (65 hotels)	$121,200	$120,704	61.9%	$87.40	$54.12
Seasoned (46 hotels)(1)	$87,542	$73,553	64.8%	$87.42	$56.63
Unseasoned (19 hotels)(2)	$33,658	$47,151	55.3%	$87.58	$48.47
Same-store (60 hotels)(3)	$118,791	$102,590	62.8%	$87.59	$54.97

(1) Excludes hotels that were reclassified to discontinued operations during 2009.

(2) Unseasoned hotels are hotels that were built after January 1, 2007 or experienced a brand conversion since January 1, 2008.

(3) Includes seasoned and unseasoned hotels that were owned during all of 2010 and 2009, but excludes hotels that were reclassified to discontinued operations during 2009.

OPERATING STATISTICS - EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

Expenses

The following table details hotel expenses for our seasoned portfolio, our unseasoned portfolio and our same-store portfolio for the years ended December 31, 2010 and 2009 (dollars in thousands). During these periods, 63 of the hotels were owned by Summit Hotel Properties, LLC, our predecessor, two hotels were owned by Summit of Scottsdale and all the hotels were managed by The Summit Group, Inc.:

	Year Ended December 31, 2010	Year Ended December 31, 2009
Seasoned Hotel Expenses (46 hotels):
Direct hotel operations	$29,717	$29,272
Other hotel operating expenses	11,204	11,205
General, selling and administrative	15,994	15,870
Repairs and maintenance	3,137	4,083
Depreciation and amortization	11,144	11,950
Loss on impairment of assets	—	1,173
Total Expenses	$71,196	$73,553

Unseasoned Hotel Expenses (19 hotels):
Direct hotel operations	$17,493	$12,799
Other hotel operating expenses	7,757	5,782
General, selling and administrative	9,386	8,147
Repairs and maintenance	1,581	2,069
Depreciation and amortization	16,107	12,021
Loss on impairment of assets	6,476	6,333
Total Expenses	$58,800	$47,151

Same-Store Portfolio Expenses (60 hotels):
Direct hotel operations	$42,302	$41,015
Other hotel operating expenses	16,835	16,646
General, selling and administrative	22,762	22,081
Repairs and maintenance	4,374	6,054
Depreciation and amortization	20,582	15,621
Loss on impairment of assets	—	1,173
Total Expenses	$106,855	$102,590

OPERATING STATISTICS - BY INDIVIDUAL HOTEL
FOR THE YEAR ENDED DECEMBER 31, 2010

Our Portfolio

A list of hotel properties owned by our predecessor as of December 31, 2010 and operating information for those hotels is included in the table below.  Except as indicated in the following table for four hotels, which are ground leased, hotels are owned in fee simple.  Forty-two hotels are categorized as mid-scale without food and beverage hotels and 23 hotels are categorized as upscale hotels.  As of December 31, 2010, all hotels were encumbered by a total of $420.4 million of mortgage debt, approximately $223.6 million of which was repaid in the first quarter of 2011 with net proceeds from our IPO and concurrent private placement.  All financial and room information is for the year ended December 31, 2010.  During this period, 63 of the hotels were owned by Summit Hotel Properties, LLC, our predecessor, two hotels were owned by Summit of Scottsdale and all the hotels were managed by The Summit Group, Inc.

Franchise/Brand	Location	Year of Opening/ Conversion	Year Ended December 31, 2010				Segment
			# Rooms	Occupancy(1)	ADR(2)	RevPAR(3)

Marriott
Courtyard by Marriott*(4)(5)	Flagstaff, AZ	2009	164	63.70%	$ 89.61	$57.08	Upscale
Courtyard by Marriott(4)(6)	Germantown, TN	2005	93	65.00	92.40	60.06	Upscale
Courtyard by Marriott(4)(6)	Jackson, MS	2005	117	67.15	92.71	62.25	Upscale
Courtyard by Marriott(4)(7)	Memphis, TN	2005	96	64.56	73.99	47.77	Upscale
Courtyard by Marriott(4)(8)	Missoula, MT	2005	92	64.20	102.24	65.64	Upscale
Courtyard by Marriott(4)(9)	Scottsdale, AZ	2003	153	57.24	105.86	60.59	Upscale
Fairfield Inn by Marriott	Baton Rouge, LA	2004	79	55.93	81.17	45.39	Midscale w/o F&B
Fairfield Inn by Marriott	Bellevue, WA	1997	144	60.63	106.31	64.46	Midscale w/o F&B
Fairfield Inn by Marriott	Boise, ID	1995	63	63.61	68.96	43.86	Midscale w/o F&B
Fairfield Inn by Marriott	Denver, CO	1997	161	69.62	83.99	58.47	Midscale w/o F&B
Fairfield Inn by Marriott	Emporia, KS	1994	57	61.04	75.51	46.10	Midscale w/o F&B
Fairfield Inn by Marriott	Lakewood, CO	1995	63	64.61	86.17	55.67	Midscale w/o F&B
Fairfield Inn by Marriott(4)(8)	Lewisville, TX	2000	71	53.27	73.43	39.12	Midscale w/o F&B
Fairfield Inn by Marriott	Salina, KS	1994	63	70.78	72.32	51.19	Midscale w/o F&B
Fairfield Inn by Marriott	Spokane, WA	1995	86	66.64	106.40	70.90	Midscale w/o F&B
Fairfield Inn & Suites by Marriott(4)(7)	Germantown, TN	2005	80	54.30	75.64	41.07	Midscale w/o F&B
Residence Inn by Marriott	Fort Wayne, IN	2006	109	66.20	93.82	62.11	Upscale
Residence Inn by Marriott(4)(7)	Germantown, TN	2005	78	64.51	97.34	62.80	Upscale
Residence Inn by Marriott*(4)(10)(11)	Portland, OR	2009	124	74.10	97.74	72.42	Upscale
Residence Inn by Marriott*(4)(12)	Ridgeland, MS	2007	100	79.33	99.97	79.31	Upscale
SpringHill Suites by Marriott	Baton Rouge, LA	2004	78	59.53	86.67	51.59	Upscale
SpringHill Suites by Marriott*(4)(13)	Denver, CO	2007	124	63.31	96.22	60.91	Upscale
SpringHill Suites by Marriott*	Flagstaff, AZ	2008	112	67.01	89.86	60.22	Upscale
SpringHill Suites by Marriott(4)(14)	Lithia Springs, GA	2004	78	47.44	74.79	35.48	Upscale
SpringHill Suites by Marriott	Little Rock, AR	2004	78	60.24	87.34	52.62	Upscale
SpringHill Suites by Marriott	Nashville, TN	2004	78	68.45	98.68	67.54	Upscale
SpringHill Suites by Marriott(4)(9)	Scottsdale, AZ	2003	123	55.41	95.97	53.17	Upscale
TownePlace Suites by Marriott	Baton Rouge, LA	2004	90	69.21	74.82	51.78	Midscale w/o F&B
Subtotal/Weighted Average			2,754	63.60%	$ 89.64	$57.15

Hilton
Hampton Inn(4)(8)	Denver, CO	2003	149	46.01%	$ 80.37	$36.98	Midscale w/o F&B
Hampton Inn	Fort Collins, CO	1996	75	60.53	83.17	50.34	Midscale w/o F&B
Hampton Inn(4)(10)(7)	Fort Smith, AR	2005	178	60.79	95.39	57.99	Midscale w/o F&B
Hampton Inn(4)(8)	Fort Wayne, IN	2006	119	60.55	91.31	55.28	Midscale w/o F&B
Hampton Inn	Medford, OR	2001	75	70.57	101.02	71.29	Midscale w/o F&B
Hampton Inn	Twin Falls, ID	2004	75	66.11	81.27	53.73	Midscale w/o F&B
Hampton Inn	Provo, UT	1996	87	72.17	86.94	62.74	Midscale w/o F&B
Hampton Inn	Boise, ID	1995	63	70.17	86.24	60.52	Midscale w/o F&B
Hampton Inn & Suites*	Bloomington, MN	2007	146	71.81	114.89	82.50	Midscale w/o F&B
Hampton Inn & Suites(4)(7)	El Paso, TX	2005	139	80.95	110.60	89.53	Midscale w/o F&B
Hampton Inn & Suites*(4)(15)	Fort Worth, TX	2007	105	67.05	110.83	74.31	Midscale w/o F&B
Hilton Garden Inn*(4)(16)	Fort Collins, CO	2007	120	58.40	88.45	51.66	Upscale
Subtotal/Weighted Average			1,331	64.70%	$ 95.50	$62.53

IHG
Holiday Inn Express(4)(7)	Boise, ID	2005	63	73.03%	$ 77.46	$56.57	Midscale w/o F&B
Holiday Inn Express*(4)(8)	Vernon Hills, IL	2008	119	56.35	79.75	44.94	Midscale w/o F&B
Holiday Inn Express & Suites	Emporia, KS	2000	58	75.71	87.48	66.23	Midscale w/o F&B
Holiday Inn Express & Suites*	Las Colinas, TX	2007	128	41.76	79.44	33.18	Midscale w/o F&B
Holiday Inn Express & Suites(4)(8)	Sandy, UT	1998	88	73.60	88.60	65.21	Midscale w/o F&B
Holiday Inn Express & Suites*(4)(17)	Twin Falls, ID	2009	91	59.34	87.13	51.70	Midscale w/o F&B
Staybridge Suites	Jackson, MS	2007	92	64.35	86.89	55.91	Midscale w/o F&B
Subtotal/Weighted Average			639	59.20%	$83.48	$49.75

Hyatt
Hyatt Place(4)(6)	Atlanta, GA	2006	150	79.04%	$ 75.24	$59.47	Upscale
Hyatt Place*	Fort Myers, FL	2009	148	34.95	76.51	26.74	Upscale
Hyatt Place*	Las Colinas, TX	2007	122	59.35	87.55	51.96	Upscale
Hyatt Place*(4)(10)(18)	Portland, OR	2009	136	69.78	79.01	55.13	Upscale
Subtotal/Weighted Average			556	58.00%	$ 79.08	$45.66

Choice
Cambria Suites*(4)(19)	Baton Rouge, LA	2008	127	70.55%	$ 82.86	$58.46	Upscale
Cambria Suites*	Bloomington, MN	2007	113	74.92	75.40	56.49	Upscale
Cambria Suites*(4)(14)	Boise, ID	2007	119	64.83	72.54	47.03	Upscale
Cambria Suites*(4)(20)	San Antonio, TX	2008	126	64.37	78.26	50.38	Upscale
Comfort Inn(4)(10)(8)	Fort Smith, AR	1995	89	52.80	70.54	37.24	Midscale w/o F&B
Comfort Inn(4)(8)	Missoula, MT	1996	52	64.26	86.50	55.59	Midscale w/o F&B
Comfort Inn	Salina, KS	1992	60	68.10	70.83	48.23	Midscale w/o F&B
Comfort Inn & Suites	Twin Falls, ID	1992	111	66.51	69.58	46.27	Midscale w/o F&B
Comfort Suites	Charleston, WV	2001	67	74.06	94.25	69.80	Midscale w/o F&B
Comfort Suites	Fort Worth, TX	1999	70	52.43	82.48	43.24	Midscale w/o F&B
Comfort Suites	Lakewood, CO	1995	62	65.11	82.77	53.89	Midscale w/o F&B
Subtotal/Weighted Average			996	63.80%	$ 78.40	$50.12

Starwood
Aloft*	Jacksonville. FL	2009	136	64.72	62.33	40.34	Upscale

Carlson
Country Inn & Suites By Carlson	Charleston, WV	2001	64	75.29	96.76	72.85	Midscale w/o F&B

Independent
Aspen Hotel & Suites(4)(22)	Fort Smith, AR	2003	57	49.70	64.66	32.13	Midscale w/o F&B

Total/Weighted Average			6,533	62.80%	$ 86.91	$ 54.98
Total/Weighted Average — Seasoned Portfolio			4,173	64.20%	$ 87.09	$ 56.17
Total/Weighted Average — Unseasoned Portfolio			2,360	60.30%	$ 86.61	$ 52.88

* Unseasoned hotel.
(1)	Occupancy represents the percentage of available rooms that were sold during a specified period of time and is calculated by dividing the number of rooms sold by the total number of rooms available, expressed as a percentage.
(2)	ADR represents the average daily rate paid for rooms sold, calculated by dividing room revenue (i.e., excluding food and beverage revenue or other hotel operations revenue such as telephone, parking and other guest services) by rooms sold.
(3)	RevPAR is the product of ADR and occupancy. RevPAR does not include food and beverage revenue or other hotel operations revenue such as telephone, parking and other guest services.
(4)	This hotel is subject to mortgage debt at December 31, 2010. For additional information concerning our debt and lenders, please see Item 7. “Management’s Discussion and Analysis of Financial Information and Results of Operations—Indebtedness” and Item 8. “Financial Statements and Supplementary Data—Note 11” to Consolidated Financial Statements.
(5)	At 12/31/10, subject to approximately $16.5 million in mortgage debt maturing 5/17/18.
(6)	At 12/31/10, subject to approximately $24.2 million in mortgage debt maturing 7/01/13.
(7)	At 12/31/10, subject to approximately $28.9 million in mortgage debt maturing 7/01/25.
(8)	At 12/31/10, subject to approximately $29.3 million in mortgage debt maturing 7/01/12.
(9)	At 12/31/10, subject to approximately $13.6 million in mortgage debt maturing 1/01/15.
(10)	This hotel is subject to a ground lease. See “—Our Hotel Operating Agreements—Ground Leases” below.
(11)	At 12/31/10, subject to approximately $12.6 million in mortgage debt maturing 9/30/11.
(12)	At 12/31/10, subject to approximately $6.2 million in mortgage debt maturing 11/01/28.
(13)	At 12/31/10, subject to approximately $8.7 million in mortgage debt maturing 4/01/18.
(14)	At 12/31/10, subject to approximately $7.3 million in mortgage debt maturing 3/01/12.
(15)	At 12/31/10, subject to approximately $5.7 million in mortgage debt maturing 11/01/13.
(16)	At 12/31/10, subject to approximately $7.9 million in mortgage debt maturing 7/01/12.
(17)	At 12/31/10, subject to approximately $5.8 million in mortgage debt maturing 4/01/16.
(18)	At 12/31/10, subject to approximately $6.4 million in mortgage debt maturing 6/29/12.
(19)	At 12/31/10, subject to approximately $11.0 million in mortgage debt maturing 3/01/19.
(20)	At 12/31/10, subject to approximately $11.2 million in mortgage debt maturing 1/01/15.
(21)	At 12/31/10, subject to approximately $1.6 million in mortgage debt maturing 6/24/12.

OPERATING STATISTICS - RevPAR PENETRATION INDEX
FOR THE YEAR ENDED DECEMBER 31, 2010

RevPAR Penetration Index

We assess the market share of each of our hotels by analyzing the RevPAR penetration index of each hotel and changes in this number for each hotel over time. A hotel’s RevPAR penetration index is its RevPAR divided by the weighted-average RevPAR of the hotels that our management has determined to be in that hotel’s competitive set. A RevPAR penetration index of 100 would indicate that a hotel’s RevPAR, and hence its market share, is, on average, the same as its competitors’. A RevPAR penetration index exceeding 100 would indicate that a hotel maintains a RevPAR premium in relation to its competitive set, while a RevPAR penetration index below 100 would be an indicator that a hotel is underperforming as compared to its competitive set.

One critical component of the RevPAR penetration index calculation, which Smith Travel Research performs based on data that it collects from us and from other hotel owners, is the hotel’s competitive set. We determine the competitive set of each of our hotels and submit the relevant hotels to Smith Travel Research for purposes of calculating each hotel’s RevPAR penetration index. Smith Travel Research established the following guidelines for determining competitive sets:

  the competitive set must include a minimum of three hotels (other than our own hotel) that have provided data to Smith Travel Research for any of the three months preceding a report, or participating hotels;
  no single company (other than us) can exceed 60% of the total room supply of the participating hotels of the competitive set;
  no single hotel (excluding our hotel) or brand can represent more than 40% of the total room supply of the competitive set; and
  the competitive set must include at least two brands other than that of our hotel.

We determine our competitive sets in accordance with the Smith Travel Research guidelines. Within these guidelines, the factors that we consider in determining a hotel’s competitive set include hotel segment and geographic proximity based on franchise area of protection. For example, for an upscale property in a suburban market, we generally would include in that hotel’s competitive set each upscale property within a five-mile radius of our hotel. Our methodology for determining a hotel’s competitive set may differ materially from that used by other owners or managers.

For the year ended December 31, 2010, the weighted-average RevPAR penetration index was 117.4% for our seasoned hotels and 92.5% for our unseasoned hotels. The following tables set forth the RevPAR penetration index for each of the hotels in our seasoned and unseasoned portfolios for the year ended December 31, 2010. During this period, 63 of the hotels were owned by Summit Hotel Properties, LLC, our predecessor, two hotels were owned by Summit of Scottsdale and all the hotels were managed by The Summit Group, Inc.

RevPAR Penetration Index—Seasoned Portfolio
For the Year Ended December 31, 2010

Hotel	Location	RevPAR Penetration Index
Marriott
Courtyard by Marriott	Germantown, TN	99.9%
Courtyard by Marriott	Jackson, MS	108.1
Courtyard by Marriott	Memphis, TN	99.5
Courtyard by Marriott	Missoula, MT	116.4
Courtyard by Marriott	Scottsdale, AZ	117.1
Fairfield Inn by Marriott	Baton Rouge, LA	118.0
Fairfield Inn by Marriott	Bellevue, WA	114.8
Fairfield Inn by Marriott	Boise, ID	152.0
Fairfield Inn by Marriott	Denver, CO	115.3
Fairfield Inn by Marriott	Emporia, KS	124.9
Fairfield Inn by Marriott	Lakewood, CO	116.5
Fairfield Inn by Marriott	Lewisville, TX	89.6
Fairfield Inn by Marriott	Salina, KS	129.8
Fairfield Inn by Marriott	Spokane, WA	129.6
Fairfield Inn & Suites by Marriott	Germantown, TN	108.6
Residence Inn by Marriott	Fort Wayne, IN	108.0
Residence Inn by Marriott	Germantown, TN	111.0
SpringHill Suites by Marriott	Baton Rouge, LA	93.2
SpringHill Suites by Marriott	Lithia Springs, GA	92.8
SpringHill Suites by Marriott	Little Rock, AR	96.8
SpringHill Suites by Marriott	Nashville, TN	129.6
SpringHill Suites by Marriott	Scottsdale, AZ	109.0
TownePlace Suites by Marriott	Baton Rouge, LA	158.7
Hilton
Hampton Inn	Denver, CO	76.4
Hampton Inn	Fort Collins, CO	114.3
Hampton Inn	Fort Smith, AR	128.1
Hampton Inn	Fort Wayne, IN	107.4
Hampton Inn	Medford, OR	125.4
Hampton Inn	Twin Falls, ID	133.2
Hampton Inn	Provo, UT	130.0
Hampton Inn	Boise, ID	119.9
Hampton Inn & Suites	El Paso, TX	139.0
IHG
Holiday Inn Express	Boise, ID	148.2
Holiday Inn Express & Suites	Emporia, KS	204.0
Holiday Inn Express & Suites	Sandy, UT	140.9
Staybridge Suites	Jackson, MS	128.4
Hyatt
Hyatt Place	Atlanta, GA	96.3
Choice(1)
Comfort Inn	Fort Smith, AR	109.4
Comfort Inn	Missoula, MT	136.5
Comfort Inn	Salina, KS	148.8
Comfort Inn & Suites	Twin Falls, ID	128.8
Comfort Suites	Charleston, WV	105.8
Comfort Suites	Fort Worth, TX	106.9
Comfort Suites	Lakewood, CO	121.6
Carlson
Country Inn & Suites By Carlson	Charleston, WV	113.6
Independent
Aspen Hotel & Suites	Fort Smith, AR	78.4

Weighted average (based on number of rooms)		117.4%

(1) Franchise agreements with Choice were terminated as of March 23, 2011.

RevPAR Penetration Index—Unseasoned Portfolio
For the Year Ended December 31, 2010

Hotel	Location	RevPAR Penetration Index
Marriott
Courtyard by Marriott	Flagstaff, AZ	91.6%
Residence Inn by Marriott	Portland, OR	116.4
Residence Inn by Marriott	Ridgeland, MS	135.2
SpringHill Suites by Marriott	Denver, CO	94.6
SpringHill Suites by Marriott	Flagstaff, AZ	98.3
Hilton
Hampton Inn & Suites	Bloomington, MN	113.7
Hampton Inn & Suites	Fort Worth, TX	117.9
Hilton Garden Inn	Fort Collins, CO	95.0
IHG
Holiday Inn Express	Vernon Hills, IL	90.8
Holiday Inn Express & Suites	Las Colinas, TX	67.3
Holiday Inn Express & Suites	Twin Falls, ID	128.4
Hyatt
Hyatt Place	Fort Myers, FL	54.4
Hyatt Place	Las Colinas, TX	86.8
Hyatt Place	Portland, OR	83.8
Choice(1)
Cambria Suites	Baton Rouge, LA	93.6
Cambria Suites	Bloomington, MN	78.8
Cambria Suites	Boise, ID	92.1
Cambria Suites	San Antonio, TX	75.7
Starwood
Aloft	Jacksonville, FL	72.6

Weighted average (based on number of rooms)		92.5%

(1) Franchise agreements with Choice were terminated as of March 23, 2011.

INDEBTEDNESS
AS OF DECEMBER 31, 2010

The following table sets forth mortgage debt obligations that were outstanding as of December 31, 2010:

Lender	Collateral	Outstanding Principal Balance as of December 31, 2010	Interest Rate as of December 31, 2010(1)	Amortization (years)	Maturity Date
Bank of the Cascades	Residence Inn by Marriott, Portland, OR	$12,623,347	Prime rate, subject to a floor of 6.00%	25	09/30/11

ING Investment Management(2)(15)	Fairfield Inn & Suites by Marriott, Germantown, TN Residence Inn by Marriott, Germantown, TN Holiday Inn Express, Boise, ID Courtyard by Marriott, Memphis, TN Hampton Inn & Suites, El Paso, TX Hampton Inn, Ft. Smith, AR	28,901,411	5.60%	20	07/01/25

MetaBank	Cambria Suites, Boise, ID SpringHill Suites by Marriott, Lithia Springs, GA	7,286,887	Prime rate, subject to a floor of 5.00%	20	03/01/12

Chambers Bank	Aspen Hotel & Suites, Ft. Smith, AR	1,594,177	6.50%	20	06/24/12

Bank of the Ozarks(3)	Hyatt Place, Portland, OR	6,435,774	90-day LIBOR + 4.00%, subject to a floor of 6.75%	25	06/29/12

ING Investment Management(4)(10)(15)	Hilton Garden Inn, Ft. Collins, CO	7,896,366	6.34%	20	07/01/12

ING Investment Management(4)(11)(15)	Comfort Inn, Ft. Smith, AR Holiday Inn Express, Sandy, UT Fairfield Inn by Marriott, Lewisville, TX Hampton Inn, Denver, CO Holiday Inn Express, Vernon Hills, IL Hampton Inn, Fort Wayne, IN Courtyard by Marriott, Missoula, MT Comfort Inn, Missoula, MT	29,321,614	6.10%	20	07/01/12

BNC National Bank(13)	Hampton Inn & Suites, Ft. Worth, TX	5,719,872	5.01%	20	11/01/13

First National Bank of Omaha(5)	Courtyard by Marriott, Germantown, TN Courtyard by Marriott, Jackson, MS Hyatt Place, Atlanta, GA	24,234,933	90-day LIBOR + 4.00%, subject to a floor of 5.25%	20	07/01/13

ING Investment Management(6)(12)(15)	Residence Inn by Marriott, Ridgeland, MS	6,235,813	6.61%	20	11/01/28

General Electric Capital Corp.(7)(14)	Cambria Suites, San Antonio, TX	11,182,794	90-day LIBOR + 2.55%	25	04/01/14

National Western Life Insurance(8)	Courtyard by Marriott, Scottsdale, AZ SpringHill Suites by Marriott, Scottsdale, AZ	13,631,222	8.00%	17	01/01/15

BNC National Bank(13)	Holiday Inn Express & Suites, Twin Falls, ID	5,814,136	Prime rate - 0.25%	20	04/01/16

Compass Bank	Courtyard by Marriott, Flagstaff, AZ	16,492,293	Prime rate - 0.25%, subject to a floor of 4.50%	20	05/17/18

General Electric Capital Corp.(14)	SpringHill Suites by Marriott, Denver, CO	8,685,517	90-day LIBOR + 1.75%	20	04/01/18

General Electric Capital Corp.(9)(14)	Cambria Suites, Baton Rouge, LA	11,033,293	90-day LIBOR + 1.80%	25	03/01/19
Subtotal		$197,089,449

Loans repaid with proceeds of IPO and concurrent private placement
Fortress Credit Corp.(16)	Land parcels	86,722,869	30-day LIBOR + 8.75%		03/05/11

Lehman Brothers Bank(16)	27 hotels	76,829,078	5.4205%		01/11/12

Marshall & Ilsley Bank(16)	Hampton Inn & Suites, Bloomington, MN	11,524,451	30-day LIBOR + 3.90%		03/31/11

Marshall & Ilsley Bank(16)	Cambria Suites, Bloomington, MN	9,895,727	30-day LIBOR + 3.90%		06/30/11

First National Bank of Omaha(16)	Hyatt Place, Las Colinas, TX Holiday Inn Express & Suites, Las Colinas, TX Hyatt Place, Atlanta, GA	18,774,418	90-day LIBOR + 4.00%		07/31/11

First National Bank of Omaha(16)	SpringHill Suites by Marriott, Flagstaff, AZ Aloft, Jacksonville, FL	19,601,215	90-day LIBOR + 4.00%		07/31/11
Subtotal		$223,347,758

Total(17)		$420,437,207
(1)	As of December 31, 2010, the Prime rate was 3.25% and the 90-day LIBOR rate was 0.30%.
(2)	The lender has the right to call the loan, which is secured by multiple hotel properties, at January 1, 2012, January 1, 2017 and January 1, 2022. At January 1, 2012, the loan begins to amortize according to a 19.5 year amortization schedule. If this loan is repaid prior to maturity, there is a prepayment penalty equal to the greater of (i) 1% of the principal being repaid and (ii) the yield maintenance premium. There is no prepayment penalty if the loan is prepaid 60 days prior to any call date.
(3)	The maturity date may be extended to June 20, 2014 based on the exercise of two, one-year extension options, subject to the satisfaction of certain conditions. If this loan is repaid prior to June 29, 2011, there is a prepayment penalty equal to 1% of the principal being repaid.
(4)	If this loan is repaid prior to maturity, there is a prepayment penalty equal to the greater of (i) 1% of the principal being repaid and (ii) the yield maintenance premium.
(5)	Evidenced by three promissory notes, the loan secured by the Hyatt Place located in Atlanta, Georgia has a maturity date of February 1, 2014. The three promissory notes are cross-defaulted and cross-collateralized.
(6)	The lender has the right to call the loan at November 1, 2013, 2018 and 2023. If this loan is repaid prior to maturity, there is a prepayment penalty equal to the greater of (i) 1% of the principal being repaid and (ii) the yield maintenance premium. There is no prepayment penalty if the loan is prepaid 60 days prior to any call date.
(7)	If this loan is repaid prior to April 1, 2011, there is a prepayment penalty equal to 0.75% of the principal being repaid. After this date, there is no prepayment penalty. A portion of the loan can be prepaid without penalty at any time to bring the loan-to-value ratio to no less than 65%.
(8)	On December 8, 2009, we entered into two cross-collateralized and cross-defaulted mortgage loans with National Western Life Insurance in the amounts of $8,650,000 and $5,350,000 to refinance the JP Morgan debt on the two Scottsdale, AZ hotels. Prior to February 1, 2011, these loans cannot be prepaid. If these loans are prepaid, there is a prepayment penalty ranging from 1% to 5% of the principal being prepaid. A one-time, ten-year extension of the maturity date is permitted, subject to the satisfaction of certain conditions.
(9)	If this loan is repaid prior to February 27, 2011, there is a prepayment penalty equal to 0.75% of the principal being repaid. After this date, and until July 1, 2011, there is no prepayment penalty. A portion of the loan can be prepaid without penalty at any time to bring the loan-to-value ratio to no less than 65%.
(10)	This loan is cross-collateralized with the ING Investment Management loan secured by the following hotel properties: Comfort Inn, Ft. Smith, AR; Holiday Inn Express, Sandy, UT; Fairfield Inn by Marriott, Lewisville, TX; Hampton Inn, Denver, CO; Holiday Inn Express, Vernon Hills, IL; Hampton Inn, Fort Wayne, IN; Courtyard by Marriott, Missoula, MT; Comfort Inn, Missoula, MT.
(11)	This loan is secured by multiple hotel properties.
(12)	This loan is cross-collateralized with the ING Investment Management loan secured by the following hotel properties: Fairfield Inn & Suites by Marriott, Germantown, TN; Residence Inn by Marriott, Germantown, TN; Holiday Inn Express, Boise, ID; Courtyard by Marriott, Memphis, TN; Hampton Inn & Suites, El Paso, TX; Hampton Inn, Ft. Smith, AR.
(13)	The two BNC loans are cross-defaulted.
(14)	The three General Electric Capital Corp. loans are cross-defaulted. Effective July 1, 2011, the interest rate on all three loans will increase to 90-day LIBOR + 4.00%. Effective August 1, 2011, all three loans will be subject to a prepayment penalty equal to 2% of the principal repaid prior to August 1, 2012, 1% of the principal repaid prior to August 1, 2013, and 0% of the principal repaid thereafter.
(15)	The yield maintenance premium under each of the ING Investment Management loans is calculated as follows: (A) if the entire amount of the loan is being prepaid, the yield maintenance premium is equal to the sum of (i) the present value of the scheduled monthly installments from the date of prepayment to the maturity date, and (ii) the present value of the amount of principal and interest due on the maturity date (assuming all scheduled monthly installments due prior to the maturity date were made when due), less (iii) the outstanding principal balance as of the date of prepayment; and (B) if only a portion of the loan is being prepaid, the yield maintenance premium is equal to the sum of (i) the present value of the scheduled monthly installments on the pro rata portion of the loan being prepaid, or the release price, from the date of prepayment to the maturity date, and (ii) the present value of the pro rata amount of principal and interest due on the release price due on the maturity date (assuming all scheduled monthly installments due prior to the maturity date were made when due), less (iii) the outstanding amortized principal allocation, as defined in the loan agreement, as of the date of prepayment.
(16)	Loan paid in full in using proceeds of our IPO and the concurrent private placement.
(17)	Total amount includes approximately $223.3 million of indebtedness paid in full using proceeds of our IPO and the concurrent private placement.

CONTACT:
Daly Gray Public Relations
Jerry Daly, Carol McCune, 703-435-6293 (Media)
jerry@dalygray.com
or
Summit Hotel Properties, Inc.
Dan Boyum, 605-361-9566 (Investors)
dboyum@shpreit.com